Exhibit 10.5
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 2009, between BMP Sunstone Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, and The Bank of New York Mellon, as trustee (herein called the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company heretofore executed and delivered to the Trustee (i) an Indenture dated as of March 16, 2009, as supplemented by the First Supplemental Indenture dated as of April 15, 2009 (as may be further supplemented or amended from time to time by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”; all capitalized terms used herein which are not otherwise defined herein have the meanings ascribed thereto in the Indenture), providing for the issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) and (ii) an Officer’s Certificate Pursuant to Section 3.01 of the Indenture, dated March 16, 2009 (the “Officer’s Certificate”), setting forth the terms and forms of the series of Securities titled, “12.5% Subordinated Convertible Notes due July 1, 2011” (the “Notes”); and
     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture or the Securities with the consent of the Holders of the Outstanding Securities of each series affected by such amendments by Act of said Holders delivered to the Company and the Trustee, and such consent has been obtained; and
     WHEREAS, the Company desires to amend certain provisions of the Officer’s Certificate, as set forth in Article I hereof; and
     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company agrees with the Trustee as follows:
ARTICLE I
AMENDMENTS OF INDENTURE
     Section 1.01 Effect. The amendments set forth in this Article I shall apply only in respect of the Notes created pursuant to the Indenture and the Officer’s Certificate.
     Section 1.02 Amendments.

     (a) Subject to Section 1.01 hereof, the provision applicable to the Notes as set forth in Paragraph 19(a) of the Officer’s Certificate is hereby amended and restated as follows:
“Subject to and upon compliance with the provisions of Article XIV of the Indenture and subject to paragraph 19(b) below, the Holder of each Note is entitled, at his option, at any time after the close of business on May 15, 2009, to convert such Note (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof) (the “Conversion Amount”), at the principal amount thereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company (the “Common Shares”) at a conversion price per share of Common Stock equal to $3.00 (the “Conversion Price”) (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture).”
     (b) Subject to Section 1.01 hereof, Paragraph 19(d) of the Officer’s Certificate is hereby deleted:
     (c) Subject to Section 1.01 hereof, the following Paragraph 16(c) is hereby added to the Officer’s Certificate:
“(c) The Company shall not issue equity, convertible debt or any securities convertible or exercisable into equity at an amount equal to or less than $2.75 per Common Share (with such $2.75 amount to include the fair value of any option, warrant or similar right offered by the Company and to be adjusted in the manner identical to the adjustment of the Conversion Price as provided in Article XIV of the Indenture) until December 31, 2009.”
     (d) An allonge, in the form of Annex A attached hereto, shall be executed and delivered to the Holder of any Note, whether outstanding on the date hereof or issued hereafter.
ARTICLE II
MISCELLANEOUS PROVISIONS; GOVERNING LAW; ACCEPTANCE BY TRUSTEE
     Section 2.01 Instruments to be Read Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Officer’s Certificate, and said Indenture, the Officer’s Certificate, the First Supplemental Indenture and the Second Supplemental Indenture shall henceforth be read together.
     Section 2.02 Confirmation. The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.
     Section 2.03 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 2.04 Effectiveness. The provisions of this Second Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.04 of the Indenture, provided that the amendments set forth in this Second Supplemental Indenture shall apply only in respect of the Notes.
     Section 2.05 Governing Law. This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.
     Section 2.06 Acceptance by Trustee. The Trustee accepts the amendments of the Indenture and the Officer’s Certificate effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

BMP SUNSTONE CORPORATION

By:	/s/ Fred Powell

Name:	Fred Powell
Title:	Chief Financial Officer

Trustee:

THE BANK OF NEW YORK MELLON, as trustee

By:	/s/ Mary Miselis

Name:	Mary Miselis
Title:	Vice President

Annex A
Form of Allonge
See Attached.